Exhibit 32



                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report of RTO Holdings, Inc. a Nevada corporation (the "Company"), on Form 10-QSB for the quarterly period ending June 30, 2006 as filed with the Securities and Exchange Commission (the "Report"), I, Timothy P. Halter, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350), that to my knowledge:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


                                                          /s/ Timothy P. Halter
                                                         -----------------------
                                                         Timothy P. Halter
                                                         Chief Executive Officer
                                                         Chief Financial Officer
Date: August 10, 2006